                                                                    Exhibit 11.1

AVAX Technologies, Inc.
Computation of Earnings (Loss) Per Share 10Q

                                                                  Three         Three         Nine          Nine
     Month of                                    Months O/S     Weighted       Months        Months        Months         Months
   Issuance For                  Number of       Each Given      Average       Ended         Ended         Ended          Ended
   F/S Purposes                    Shares            Year         Shares     30-Sep-97     30-Sep-98     30-Sep-97      30-Sep-98
   ------------                    ------            ----         ------     ---------     ---------     ---------      ---------
January '90                      582,500                                        582,500       582,500        582,500        582,500

August '91                       230,000                                        230,000       230,000        230,000        230,000

June '92                         287,098                                        287,098       287,098        287,098        287,098

Series A Preferred:
June '92                         259,375                                      (a)           (a)          (a)              (a)
July '92                          59,375
Sept '92                           3,125
                              ----------
                                 321,875
                              ----------
July '93                           7,358
November '93                       1,359
                              ----------
                                   8,717                                         8,717          8,717          8,717          8,717
                              ----------
July '94                           3,750                                         3,750          3,750          3,750          3,750

April '95                       (111,330)
May '95                         (196,618)
September '95                    402,490
November '95                   1,374,728
                              ----------
                               1,469,270                                     1,469,270      1,469,270      1,469,270      1,469,270
                              ----------

March '96                        (77,901)
May & June '96                   321,875
May & June '96                   129,099
June '96                             500
July '96 (c)                      46,875
                              ----------
                                 420,448                                       420,448        420,448        420,448        420,448
                              ----------
June '97 (f)                     371,756
July, August & Sept '97          661,901
Oct, Nov & Dec '97               402,153
                              ----------
                               1,435,810                                       702,707      1,435,810        254,889      1,435,810
                              ----------
Jan, Feb & March '98             285,832                                                      285,832                    238,193.33
April, May & June '98            353,236                                                     353,236                        176,618
July, Aug & Sept               4,319,243                                                    2,159,622                    719,873.83

June '96                           9,375
Treasury Shares                      (96)
                              ----------
                                   9,279                                         9,279          9,375          9,279          9,375
                              ----------
CheapWarrants (b):
January and February '96
and August '95                   120,000
Treasury Shares                   (1,225)
                              ----------
                                 118,775                                       118,775        100,000        118,775        100,000
                              ----------
June, July and ( e )
September '92 warrants            35,337
Treasury Shares                  (23,348)
                              ----------
                                  11,989                                        11,989         35,337         11,989         35,337
                              ----------
Cheap Options (d)
May '96                          318,873
Treasury Shares                  (81,345)
                              ----------
                                 237,528                                       237,528              -        237,528              -
                              ----------

                                                                    Exhibit 11.1

AVAX Technologies, Inc.
Computation of Earnings (Loss) Per Share 10Q (continued)

                                                                Three              Three                Nine              Nine
                                                                Months            Months               Months            Months
                                                                Ended              Ended               Ended              Ended
                                                              30-Sep-97          30-Sep-98           30-Sep-97          30-Sep-98
                                                              ---------          ---------           ---------          ---------


Weighted Average Shares                                     4,082,061           7,380,995            3,634,243         5,716,990
                                                            =========          ==========           ==========        ==========

Net Income (Loss) Attributable to Common Stockholders        (841,487)         (1,441,032)          (2,939,788)       (4,400,766)
Net Income (Loss) Per Share                                   $ (0.21)            $ (0.20)             $ (0.81)          $ (0.77)

(a) - Not included because it would be anti-dilutive
(b) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96 Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250 = 31,250 total bridge placement warrants)
(c) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(d) - 252,500 options issued to Officers and an employee in September not considered cheap options since issued subsequent to IPO and not included because it would be anti-dilutive
(e) - represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO
(f) - includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO

                                                                     Exhibit 11

AVAX Technologies, Inc.
Computation of Supplementary Earnings (Loss) Per Share

                                                                                     Three        Three        Nine          Nine
           Month of                                          Months O/S   Weighted    Months      Months      Months        Months
         Issuance For                             Number of   Each Give    Average    Ended        Ended       Ended         Ended
         F/S Purposes                              Shares        Year       Shares   30-Sep-97    30-Sep-98  30-Sep-97     30-Sep-98
         ------------                              ------       ----       ------   ---------    ---------   ---------     ---------
Net Income (Loss) Attributable to
  Common Stockholders                                                               (841,487)   (1,441,032)  (2,939,788) (4,400,766)

Interest on Debt Repaid                                                                   -             -            -           -
Deferred Financing Cost related to
  Debt Repaid                                                                             -             -            -           -

Supplementary Net Income (Loss)                                                     (841,487)   (1,441,032)  (2,939,788) (4,400,766)
                                                                                 ---------------------------------------------------

Weighted Average Shares                                                            4,082,061     7,380,995    3,634,243   5,716,990
                                                                                 ---------------------------------------------------
Additional Shares:
Conversion of Series A Preferred                                                   (f)         (f)           (f)          (f)
Less:Series A Preferred included
  in primary calculation                                                                 -               -           -           -
Common Stock Equivalents sold to
  retire debt                                                                        320,664       320,664      320,664     320,664
                                                                                 ---------------------------------------------------
Supplementary Weighted Average Shares                                              4,402,725     7,701,659    3,954,907   6,037,654
                                                                                 ---------------------------------------------------

Supplementary Net Income (Loss)
  per share                                                                          $ (0.19)     $ (0.19)     $ (0.74)     $ (0.73)



(f) - Included in weighted average shares for primary clation